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                                                                      Exhibit 11
                                  INGERSOLL-RAND COMPANY
                            COMPUTATION OF EARNINGS PER SHARE
            (In millions of dollars except for shares and per share amounts)

                                                  Years  ended December 31,
                                        2000         1999          1998         1997          1996
Earnings from continuing operations
  applicable to common stock          $546.2       $563.1        $481.6       $367.6        $342.3
Earnings from discontinued operations
    applicable  to  common  stock      123.2         28.0          27.5         12.9          15.7
Net earnings applicable
  to common stock                     $669.4       $591.1        $509.1       $380.5        $358.0

Average number of common
  shares outstanding             161,205,386  163,644,073   163,669,777  163,206,932   161,238,547

Number of common shares
  issuable assuming exercise
  under incentive stock plans      1,205,463    2,108,724     1,812,035    1,617,803     1,031,137
Average number of outstanding
  shares for diluted earnings
  per share calculations         162,410,849  165,752,797   165,481,812  164,824,735   162,269,684

Basic earnings per share:
  Continuing operations                $3.39        $3.44         $2.94        $2.25         $2.12
  Discontinued operations               0.76         0.17          0.17         0.08          0.10
                                       $4.15        $3.61         $3.11        $2.33         $2.22

Diluted earnings per share:
  Continuing operations                $3.36        $3.40         $2.91         $2.23        $2.11
  Discontinued operations               0.76         0.17          0.17          0.08         0.10
                                       $4.12        $3.57         $3.08         $2.31        $2.21
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Note: The results of Dresser-Rand Company have been reclassified from discontinued operations to continuing operations for all periods presented.